Exhibit 99.1

News Release Contacts: Continental Corporate Communications, (713) 324-5080

United Worldwide Press Office, (312) 997-8640

CONTINENTAL AIRLINES AND UNITED AIRLINES ANNOUNCE COMPREHENSIVE PLAN FOR GLOBAL COOPERATION;

CONTINENTAL PLANS TO JOIN STAR ALLIANCE

CHICAGO, June 19, 2008 - Continental Airlines (NYSE: CAL) and United Airlines (NASDAQ: UAUA) today announced a framework agreement to cooperate extensively, linking their networks and services worldwide to the benefit of customers, and creating revenue opportunities and cost savings and other efficiencies. In addition, Continental plans to join United in the Star Alliance, the most comprehensive airline alliance in the world.

"Continental's plan to partner with United and join the Star Alliance will provide substantial new opportunities for all of our customers," said Larry Kellner, chairman and CEO of Continental. "In a network business, there is significant value gained from linking with larger networks to provide truly national coverage and expanded global reach, and exploring new ways to reduce costs and improve efficiencies. As we experience some of the most challenging conditions airlines have ever faced, we look forward to the benefits of a new relationship with United and the other Star Alliance members."

Teams from the two organizations worked intensively over the last several weeks exploring creative solutions for how the two companies could achieve efficiencies and synergies that expand beyond the well-established benefits of codesharing. Their work focused on plans for significant cooperation on frequent flier programs, lounges, facility utilization, information technology and procurement. This work was assisted by the efficiency opportunities identified and relationships developed during the parties' earlier merger discussions.

"The teams worked well together to identify opportunities to create a unique and competitive partnership extending well beyond a traditional code share agreement," said Glenn Tilton, chairman, president and CEO of United. "On behalf of the Star Alliance, I am very pleased to invite Continental to join as a member. Continental will bring significant new assets to our global alliance, and our two companies will work together effectively with our partners to provide the best overall network in America and the world."

Kellner and Tilton are meeting in Chicago this afternoon to sign a framework agreement outlining the systemwide alliance and cooperation principles between their carriers.

Antitrust Immunized Joint Ventures

Through this new partnership, Continental and United plan to establish joint ventures allowing them to cooperate with each other and with other Star Alliance airlines in international regions and compete more effectively in an increasingly global air travel market.

Initially, Continental will request the U.S. Department of Transportation (DOT) to allow it to join United -- along with Lufthansa, Air Canada and six other carriers -- in their already established antitrust immunized alliance. This will enable Continental, United, Lufthansa, Air Canada and other immunized Star Alliance carriers to work closely together as other antitrust immunized alliances do, and to establish trans-Atlantic and other international joint ventures so they can deliver highly competitive flight schedules, fares and service. The planned trans-Atlantic joint venture, in which Continental, United, Lufthansa and Air Canada will pool revenue, will permit the carriers to compete more effectively with the proposed joint venture involving certain SkyTeam members that was recently granted antitrust immunity. The trans-Atlantic joint venture will combine the strength of the carriers to create a more efficient and comprehensive trans-Atlantic network for the carriers' customers.

Joint ventures are also planned for the Latin America and Asia/Pacific regions, involving Continental, United and other members of the Star Alliance. Both antitrust immunity and code-sharing are subject to receipt of approvals from applicable national authorities.

Domestic Codesharing and Frequent Flyer/Lounge Reciprocity

Continental's and United's route networks are highly complementary, with little overlap, so they add value to each other and to customers who are planning domestic and international itineraries.

In the United States domestic market, where antitrust immunity for solely domestic travel would not apply, the two airlines plan to begin broad code-sharing, which facilitates the creation of itineraries using both carriers, as well as frequent flyer program, elite customer recognition and airport lounge reciprocity. These cooperative activities are subject to regulatory notice to applicable authorities and Continental exiting certain of its current alliance relationships. Under code-sharing, customers will benefit from a coordinated process for reservations/ticketing, check-in, flight connections and baggage transfer.

Frequent flier reciprocity will allow members of Continental's OnePass program and United's Mileage Plus program to earn miles in their accounts when flying on either partner airline and redeem awards on both carriers. Travel on either carrier will count toward elite customer recognition. Similarly, each carrier's customers will have access to both Continental's Presidents Club network and United's Red Carpet Club network of airport lounges.

Continental Joining Star Alliance

Continental's plans to join the Star Alliance and the other planned cooperation are subject to receipt of certain regulatory and other approvals and the termination of certain contractual relationships, including Continental's existing agreements with SkyTeam members that restrict its participation in another global alliance. Continental intends to terminate its existing agreements with SkyTeam members and obtain the necessary approvals to enter the Star Alliance, although Continental may not be successful, and the time period for doing so may be out of Continental's control. For example, a principal contractual restriction will not terminate until nine months after the closing of the proposed Delta/Northwest merger. Continental intends to transition out of SkyTeam and into the Star Alliance in a customer friendly manner.

Joining the Star Alliance will connect Continental with United and 19 other airlines around the world. Within Star, frequent flyers enjoy reciprocity with respect to both mileage accrual and redemption among the member airlines. The airlines also reciprocally recognize elite status, and provide access to the worldwide network of lounges operated by the Star Alliance airlines.

About the Star Alliance

The Star Alliance network was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance received the Air Transport World Market Leadership Award in 2008 and was voted Best Airline Alliance by Business Traveller Magazine in 2003, 2006 and 2007 and by Skytrax in 2003, 2005 and 2007. The members are Air Canada, Air China, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Shanghai Airlines, Singapore Airlines, South African Airways, Spanair, SWISS, TAP Portugal, Turkish Airlines, THAI, United and US Airways. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Air India and EgyptAir have been accepted as future members. Overall, the Star Alliance network offers nearly 18,000 daily flights to 965 destinations in 162 countries.

About Continental

Continental Airlines provides more than 3,100 flights a day on Continental and Continental Express to more than 280 U.S. and international destinations from its hubs in New York/Newark, Houston, Cleveland and Guam. Continental is the world's fifth largest airline, with routes throughout the Americas, Europe and Asia. With more than 45,000 employees, Continental carries approximately 69 million passengers per year. For more company information, visit continental.com.
About United

United Airlines provides more than 3,200 flights a day on United and United Express to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States.    United's 55,000 employees reside in every U.S. state and in many countries around the world.   News releases and other information about United can be found at the company's Web site at united.com.

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This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Examples of such risks and uncertainties include receipt of various regulatory approvals, successful negotiation of documents implementing the planned alliances, Continental exiting certain of its current alliance relationships, and other approvals. Please read Continental's current report on Form 8-K filed on June 19, 2008 for additional information regarding these risks and uncertainties. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.